Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-271748, and 333-279317 on Form S-3 and Registration Statement Nos. 333-258383, 333-265443, 333-271805, 333-277880, and 333-287143 on Form S-8 of our report dated March 16, 2026, relating to the financial statements of Rallybio Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
March 16, 2026